EXHIBIT 99.2



PricewaterhouseCoopers LLP
Suite 1700
200 East Las Olas Blvd.
Fort Lauderdale FL 33301
Telephone (954) 764 7111
Facsimile (954) 525 4453

               Report of Independent Certified Public Accountants


To World Omni Financial Corp.:

We have audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of World Omni Financial Corp. (the "Company") as of December 31, 2002 and the related consolidated statements of operations, of stockholder's equity, and of cash flows for the year then ended, and have issued our report thereon dated April 11, 2003.

In connection with our audit, nothing came to our attention that caused us to believe that the Company failed to comply with the terms, covenants, provisions, or conditions of the Sale and Servicing Agreement dated June 1, 2000 between World Omni Auto Receivables Trust 2000 - A (the "Issuer"), World Omni Auto Receivables LLC (the "Seller"), and World Omni Financial Corp. (the "Servicer") insofar as they relate to accounting matters. However, our audit was not directed primarily toward obtaining knowledge of such noncompliance.

This report is intended solely for the information and use of the board of directors and management of the Issuer, the Servicer, and the Seller and is not intended to be and should not be used by anyone other than these specified parties.



/s/_______________________
PricewaterhouseCoopers LLP
April 11, 2003

PricewaterhouseCoopers LLP
Suite 1700
200 East Las Olas Blvd.
Fort Lauderdale FL 33301
Telephone (954) 764 7111
Facsimile (954) 525 4453


               Report of Independent Certified Public Accountants


To World Omni Financial Corp.:

We have audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of World Omni Financial Corp. (the "Company") as of December 31, 2002 and the related consolidated statements of operations, of stockholder's equity, and of cash flows for the year then ended, and have issued our report thereon dated April 11, 2003.

In connection with our audit, nothing came to our attention that caused us to believe that the Company failed to comply with the terms, covenants, provisions, or conditions of the Sale and Servicing Agreement dated February 13, 2001 between World Omni Financial Corp. (the "Servicer"), World Omni Auto Receivables Trust 2001 - A (the "Issuer"), and World Omni Auto Receivables LLC (the "Seller") insofar as they relate to accounting matters. However, our audit was not directed primarily toward obtaining knowledge of such noncompliance.

This report is intended solely for the information and use of the board of directors and management of the Servicer, the Issuer, and the Seller and is not intended to be and should not be used by anyone other than these specified parties.


PricewaterhouseCoopers LLP
April 11, 2003

PricewaterhouseCoopers LLP
Suite 1700
200 East Las Olas Blvd.
Fort Lauderdale FL 33301
Telephone (954) 764 7111
Facsimile (954) 525 4453


               Report of Independent Certified Public Accountants


To World Omni Financial Corp.:

We have audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of World Omni Financial Corp. (the "Company") as of December 31, 2002 and the related consolidated statements of operations, of stockholder's equity, and of cash flows for the year then ended, and have issued our report thereon dated April 11, 2003.

In connection with our audit, nothing came to our attention that caused us to believe that the Company failed to comply with the terms, covenants, provisions, or conditions of the Sale and Servicing Agreement dated December 13, 2001 between World Omni Financial Corp. (the "Servicer"), World Omni Auto Receivables Trust 2001 - B (the "Issuer"), and World Omni Auto Receivables LLC (the "Seller") insofar as they relate to accounting matters. However, our audit was not directed primarily toward obtaining knowledge of such noncompliance.

This report is intended solely for the information and use of the board of directors and management of the Servicer, the Issuer, and the Seller and is not intended to be and should not be used by anyone other than these specified parties.




/s/_______________________
PricewaterhouseCoopers LLP
April 11, 2003

PricewaterhouseCoopers LLP
Suite 1700
200 East Las Olas Blvd.
Fort Lauderdale FL 33301
Telephone (954) 764 7111
Facsimile (954) 525 4453

               Report of Independent Certified Public Accountants


To World Omni Financial Corp.:

We have audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of World Omni Financial Corp. (the "Company") as of December 31, 2002 and the related consolidated statements of operations, of stockholder's equity, and of cash flows for the year then ended, and have issued our report thereon dated April 11, 2003.

In connection with our audit, nothing came to our attention that caused us to believe that the Company failed to comply with the terms, covenants, provisions, or conditions of the Sale and Servicing Agreement dated July 10, 2002 between World Omni Financial Corp. (the "Servicer"), World Omni Auto Receivables Trust 2002 - A (the "Issuer"), and World Omni Auto Receivables LLC (the "Seller") insofar as they relate to accounting matters. However, our audit was not directed primarily toward obtaining knowledge of such noncompliance.

This report is intended solely for the information and use of the board of directors and management of the Servicer, the Issuer, and the Seller and is not intended to be and should not be used by anyone other than these specified parties.


/s/______________________
PricewaterhouseCoopers LLP
April 11, 2003